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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2004 relating to the financial statements, and financial statement schedule, which appears in Titan International's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP


St. Louis, Missouri
September 13, 2004